UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Freeport-McMoRan Oil & Gas LLC (the “Successor Issuer”) and FCX Oil & Gas Inc. (the “Co-Issuer” and together with the Successor Issuer, the “Subsidiaries”), wholly owned subsidiaries of Freeport-McMoRan Copper & Gold Inc. (“FCX”), will redeem on April 30, 2014 (the “Redemption Date”) a total of 35% (or $210,000,000) of the aggregate principal amount of the Subsidiaries’ outstanding 6.625% Senior Notes due 2021 (“Notes”) at a redemption price of 106.625% of the principal amount thereof, plus accrued and unpaid interest on the Notes redeemed to, but not including, the Redemption Date. The aggregate Redemption Price will be funded with cash contributions from FCX to the Subsidiaries in exchange for additional equity in the Subsidiaries.

The Notes were issued under an Indenture (the “Original Indenture”), dated as of March 13, 2007, among Plains Exploration & Production Company (“PXP”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by a Twelfth Supplemental Indenture (the “Twelfth Supplemental Indenture”), dated as of March 29, 2011, by and among PXP, the guarantors named therein and the Trustee (the Original Indenture, as supplemented by the Twelfth Supplemental Indenture, as further supplemented by an Eighteenth Supplemental Indenture dated as of May 31, 2013, by and among the Successor Issuer, the Co-Issuer, PXP, the guarantor named therein, and the Trustee, collectively, the “Indenture”).

This redemption is made at the option of the Subsidiaries under Articles 2 and 11 of the Indenture and the Global Securities (as defined in the Indenture) establishing the terms of the Notes pursuant to the Indenture. Wells Fargo Bank, N.A., as trustee, distributed to the registered note holders written notice of the terms of the redemption on March 31, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: March 31, 2014